ARTICLES OF AMENDMENT

         The undersigned, Dale D. Helling, the duly elected and qualified President and Secretary of PHOTOLINE SUPPLIES, INCORPORATED, a Florida corporation, does hereby certify that the following is a true and correct copy of action taken by written consent without a meeting by the shareholders and directors of said corporation on the 10th day of September, 1993, pursuant to the provisions of Section 607.0821 and Section 607.0704, Florida Statutes:

                  RESOLVED, that Article IV of the Articles of Incorporation of PHOTOLINE SUPPLIES, INCORPORATED, be, and the same hereby is, amended it its entirety as follows:

         ARTICLE VI. CAPITAL STOCK. The corporation shall be authorized to issue 50,000,000 million shares of common stock, par value $0.0001 per share.

                  RESOLVED, that Article I of the Articles of Incorporation of PHOTOLINE SUPPLIES, INCORPORATED, be, and the same hereby is, amended to change the name of the corporation to PSI INDUSTRIES, INC.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal as of the 30th day of September 1993.

                                             /S/
                                             ----------------------------------
                                             Dominick M. Seminara, President
                                             and Secretary

STATE OF FLORIDA
COUNTY OF ORANGE

         Before me, an officer duly authorized in the State and County aforesaid to administer oaths, personally appeared Dominick M. Seminara, who being duly sworn, desposes and says: That he is the President and Secretary of Photoline Supplies, Incorporated (a/k/a PSI Industries, Inc.), a corporation duly organized under the laws of the State of Florida, having its principal place of business in Boca Raton, Florida; that he has read the foregoing Articles of Amendment and that the same is true and correct.

                                             /S/
                                             -----------------------------------
                                             Dominick M. Seminara

Sworn to and subscribed before me this _____ day of _______________, 199__ by Dominick
M. Seminara who is personally known by me.

/S/
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Notary Public